UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 23, 2024
MANNATECH, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1410 Lakeside Parkway, Suite 200
Flower Mound,	Texas	75028
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:		(972)	471-7400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	par value $0.0001 per share	MTEX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On April 23, 2024 Mannatech Incorporated (the “Company”) entered into three separate unsecured Loan Agreement and Promissory Notes (“Promissory Notes”) with three related parties, who are all current members of the Company’s Board of Directors and stockholders of the Company, in an aggregate principal amount of $3.6 million. The lenders are J. Stanley Fredrick, Chairman of the Board and our largest shareholder, Tyler Rameson, our second largest shareholder, and Kevin Robbins. Tyler Rameson is lending money through his firm, Jade Capital, LLC, where he is the managing member. The purpose of the borrowing is to provide funds to the Company for general working capital needs, including payment to vendors, expansion of the Company’s non-US operations, technology investment primarily for improving the customer ordering process and software updates to improve visibility of sales associate activity.
Pursuant to the terms of the Promissory Notes, each note is due in full on September 30, 2026, requires quarterly interest payments beginning June 30, 2024, has an annual interest rate of 16%, and certain other terms customarily included in similar debt financing arrangements. The Company has the right to prepay all or a portion of the Promissory Notes at any time without premium or penalty. A third party was engaged to evaluate and provide a fairness opinion on the loan transaction and its related terms. The Company received the fairness opinion on April 15, 2024, finding that the terms of the Promissory Notes are fair from a financial point of view. The Company signed the three Promissory Notes on April 23, 2024, in the respective amounts of $2,500,000; $1,000,000; and $100,000.
The foregoing description of the Promissory Notes is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Promissory Notes, which are filed as Exhibits 10.17, 10.18, and 10.19 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
The following exhibits are filed with this report:

Exhibit Number	Description
10.17*	Loan Agreement and Promissory Note with Jade Capital, signed April 23, 2024.
10.18*	Loan Agreement and Promissory Note with J. Stanley Fredrick, signed April 23, 2024.
10.19*	Loan Agreement and Promissory Note with Kevin Robbins, signed April 23, 2024.
* Furnished herewith.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2024

MANNATECH, INCORPORATED
By:	/s/ Landen Fredrick
Landen Fredrick
Chief Executive Officer and Interim CFO